Exhibit 99.1
Sema4 Reports First Quarter 2022 Financial Results and Business Highlights
Total revenue of $53.9 million
1,300 basis points of sequential adjusted gross margin improvement
Reaffirming full year 2022 pro forma revenue target
New operating model and focus on efficiencies to reduce 2022 cash burn by an estimated $50 million, extending cash runway into 2024
Sema4 to host conference call today at 4:30 p.m. ET
STAMFORD, CT — May 12, 2022 — Sema4 Holdings Corp. (Nasdaq: SMFR) (“Sema4”), an AI-driven genomic and clinical data intelligence platform company, today reported its financial results for the first quarter ended March 31, 2022 and provided an update on key strategic and operational initiatives.
“I am very pleased by our start to the year, which shows fundamental improvements from a financial perspective, as well as significant progress across our strategic objectives. We delivered record test volume and expanded engagement across our health system partnerships,” said Eric Schadt, PhD, President and Chief Research & Development Officer of Sema4. “We were also delighted to complete the acquisition of GeneDx and welcome Katherine Stueland as our new CEO to further scale, operationalize, and strengthen Sema4.”
“With the strength of Sema4’s platform, the addition of GeneDx will accelerate the delivery of precision medicine and enable even broader data capabilities than before. We have strong momentum that puts us on a path to deliver on our 2022 pro forma revenue target of $350 million. In addition, we are focused on operating efficiencies that will reduce 2022 cash burn by an estimated $50 million compared to our original plan, extending our cash runway into 2024,” said Katherine Stueland, Chief Executive Officer of Sema4. “Since closing the GeneDx acquisition, we have streamlined our leadership team and established a new, agile operating model to drive growth, operating efficiency, and the delivery of transformational partnerships, all of which put us on a scalable path to profitability. With this focus, we can realize our vision of applying the use of genomics and large-scale clinical data to set a new standard of care, enabling comprehensive family health, from planning a pregnancy through every stage of life.”
First Quarter & Recent Highlights
•Testing volumes were up 27% in the first quarter of 2022 compared to the same period of 2021, with 84,925 tests resulted (excluding COVID-19 tests)
•Total revenue in the first quarter of 2022, excluding COVID-19 testing revenue, was $50.1 million compared to $48.3 million in the same period of 2021. Total revenue in the first quarter of 2022, including COVID-19 testing revenue, was $53.9 million compared to $64.2 million in the same period of 2021
•Completed the acquisition of GeneDx, Inc. (“GeneDx”) at the end of April, accelerating the Company’s path to improving gross margins and ultimately towards profitability
•Streamlined the leadership team to enable focused execution across key growth priorities, operating efficiency, and transformational health system and biopharma partnerships
•Closed $200 million in financing via private placement from leading growth and life sciences investors, including Pfizer, in conjunction with the completion of the GeneDx acquisition
•Expanded REPRESENT study in March to run nationally in partnership with community oncologists caring for patients with advanced cancer in diverse and traditionally underserved populations

First Quarter 2022 Financial Results
Total revenue for the first quarter of 2022 was $53.9 million compared to $64.2 million in the first quarter of 2021. The decline in year over year revenue was primarily attributable to a decrease in COVID-19 test volumes as a result of the decision to discontinue testing services at the end of the first quarter of 2022. This was partially offset by an increase in testing volumes of both our Women’s Health and Oncology product lines. First quarter revenue growth was 4% year-over-year and 6% sequentially (excluding COVID-19 testing revenue) vs. the fourth quarter of 2021.
Gross margin for the first quarter of 2022 was 10%. Adjusted gross margin for the first quarter of 2022 was 13%, as compared to adjusted gross margin of 22% for the same period in the prior year. Adjusted gross margin was up roughly 1,300 basis points sequentially vs. the fourth quarter of 2021.
Operating expenses for the first quarter of 2022 were $94.9 million. Adjusted operating expenses for the first quarter of 2022, which excludes stock-based compensation, restructuring, and transaction expenses, were $71.8 million compared to $43.9 million in the same period of 2021.
Net loss for the first quarter of 2022 was ($76.9) million. Adjusted net loss for the first quarter of 2022 was ($65.5) million compared to ($24.9) million in the same period of 2021.
Total cash and cash equivalents were $315.0 million as of March 31, 2022 and the Company’s $125 million revolving credit facility remains undrawn, bringing total liquidity to $440.0 million. As of April 29, 2022, Sema4 had 377,249,186 outstanding shares of Class A common stock.
Fiscal Year 2022 Guidance
Sema4 is reaffirming its previously issued full year 2022 pro forma revenue target of $350 million. The company now expects fiscal year 2022 total revenue to be $305-315 million, reflecting the inclusion of GeneDx for the eight months of ownership in 2022. Sema4 is raising its full year 2022 adjusted gross margin target and now expects full year 2022 gross margin to exceed 20%. The Company expects to end 2022 with more than $200 million of cash and cash equivalents and total liquidity of over $325 million. The 2022 revenue guidance is on a combined basis for the portion of the year which Sema4 owns GeneDx, following completion of the GeneDx acquisition.
Webcast and Conference Call Details
Sema4 will host a conference call today, May 12, 2022, at 4:30 p.m. Eastern Time. Interested parties may access the live teleconference by dialing (844) 631-4065 for domestic callers or (929) 517-0920 for international callers, followed by conference ID: 6568437. A live and archived webcast of the event will be available on the “Events” section of the Sema4 investor relations website at https://ir.sema4.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2022 revenue, volume and gross margin guidance, our expectations for our growth and future investment in our business, and our expectations of the anticipated benefits and synergies of the recently completed GeneDx acquisition. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) the risk that the anticipated benefits of the GeneDx acquisition may not be fully realized, if at all. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2022 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About Sema4
Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis®, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.

For more information, please visit sema4.com and connect with Sema4 on Twitter, LinkedIn, Facebook and YouTube.
Investor Relations Contact:
Joel Kaufman
investors@sema4.com
Media Contact:
Radley Moss
radley.moss@sema4.com

Sema4 Holdings Corp.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share amounts)
(unaudited)

	Three months ended March 31,
	2022	2021 (1)
Revenue:
Diagnostic test revenue	$ 52,495	$ 62,760
Other revenue	1,446	1,441
Total revenue	53,941	64,201
Cost of services	48,316	68,524
Gross profit (loss)	5,625	(4,323)
Research and development	21,315	53,133
Selling and marketing	29,547	35,366
General and administrative	42,784	102,038
Related party expenses	1,284	1,797
Loss from operations	(89,305)	(196,657)

Other income (expense), net:
Change in fair market value of warrant and earn-out contingent liabilities	13,190	—
Interest income	27	21
Interest expense	(808)	(723)
Other income	—	5,584
Total other income (expense), net	12,409	4,882
Loss before income taxes	$ (76,896)	$ (191,775)
Income tax provision	—	—
Net loss and comprehensive loss	$ (76,896)	$ (191,775)
Weighted average shares outstanding of Class A common stock	244,368,743	549,778
Basic and diluted net loss per share, Class A common stock	$ (0.31)	$ (348.82)

Sema4 Holdings Corp.
Consolidated Balance Sheets
(unaudited, in thousands, except share and per share amounts)

	March 31, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$ 315,002	$ 400,569
Accounts receivable, net	37,642	26,509
Due from related parties	125	54
Inventory, net	36,318	33,456
Prepaid expenses	17,241	19,154
Other current assets	4,096	3,802
Total current assets	$ 410,424	$ 483,544
Operating lease right-of-use assets	38,417	—
Property and equipment, net	60,976	62,719
Restricted cash	900	900
Other assets	6,953	6,930
Total assets	$ 517,670	$ 554,093
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 68,880	$ 64,801
Due to related parties	3,237	2,623
Contract liabilities	66	473
Short-term lease liabilities	5,072	—
Other current liabilities	23,384	33,387
Total current liabilities	$ 100,639	$ 101,284
Long-term debt, net of current portion	11,000	11,000
Long-term lease liabilities	57,478	—
Other liabilities	500	21,907
Warrant liability	15,177	21,555
Earn-out contingent liability	3,432	10,244
Total liabilities	$ 188,226	$ 165,990
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred Stock, $0.0001 par value: 1,000,000 and 0 shares authorized at March 31, 2022 and December 31, 2021, respectively; 0 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Class A common stock, $0.0001 par value, 380,000,000 shares authorized, 245,154,475 shares issued and outstanding at March 31, 2022 and $0.0001 par value: 380,000,000 shares authorized, 242,647,604 shares issued and outstanding at December 31, 2021	24	24
Additional paid-in capital	981,757	$ 963,520
Accumulated deficit	(652,337)	(575,441)
Total stockholders’ equity	329,444	388,103
Total liabilities and stockholders’ equity	$ 517,670	$ 554,093

Sema4 Holdings Corp
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended March 31,
	2022	2021 (1)
Operating activities
Net loss	$ (76,896)	$ (191,775)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	5,803	4,902
Stock-based compensation expense	17,559	164,962
Change in fair value of warrant and earn-out contingent liabilities	(13,190)	—
Provision for excess and obsolete inventory	43	1,821
Non-cash lease expense	167	191
Amortization of deferred debt issuance costs	128	—
Change in operating assets and liabilities:
Accounts receivable	(11,132)	(1,296)
Inventory	(2,904)	(9,828)
Prepaid expenses and other current assets	1,596	(6,327)
Due to/from related parties	543	(688)
Other assets	(151)	—
Accounts payable and accrued expenses	3,932	3,951
Contract liabilities	(408)	1,027
Other current liabilities	(6,584)	(9,148)
Net cash used in operating activities	(81,494)	(42,208)

Investing activities
Purchases of property and equipment	(1,378)	(2,075)
Development of internal-use software assets	(2,535)	(2,919)
Net cash used in investing activities	(3,913)	(4,994)

Financing activities
Payment of deferred transaction costs	—	(1,254)
Finance lease principal payments	(862)	(1,052)
Long-term debt principal payments	—	(394)
Exercise of stock options	702	422
Net cash used in financing activities	(160)	(2,278)

Net decrease in cash, cash equivalents and restricted cash	(85,567)	(49,480)
Cash, cash equivalents and restricted cash, at beginning of period	401,469	118,960
Cash, cash equivalents and restricted cash, at end of period	$ 315,902	$ 69,480

Supplemental disclosures of cash flow information
Cash paid for interest	$ 607	$ 723
Cash paid for taxes	$ 168	$ —
Purchases of property and equipment in accounts payable and accrued expenses	$ 1,325	$ 1,164
Software development costs in accounts payable and accrued expenses	$ 717	$ 1,570
Unpaid deferred transaction costs included in accounts payable and accrued expenses	$ 227	$ 4,228

Sema4 Holdings Corp.
Reconciliation of Revenue to our Adjusted Gross Profit & Adjusted EBITDA
(unaudited, in thousands)
The following is a reconciliation of revenue to our Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Research & Development, Adjusted Selling & Marketing, Adjusted General & Administrative and Related Party Expense, Adjusted Loss from Operations, and Adjusted Net Income for the three months ended March 31, 2022 and 2021. Please see the footnotes in the reconciliation to Adjusted EBITDA for additional detail on the following adjustments:

	Three months ended March 31,
	2022	2021
	(in thousands)
Revenue	53,941	64,201
Cost of services	48,316	68,524
Gross (Loss) Profit	5,625	(4,323)
Gross Margin	10%	(7)%

Stock-based compensation	(1,381)	(18,475)
Transaction, acquisition, and restructuring costs	(106)	—
Adjusted Gross Profit	7,112	14,152
Adjusted Gross Margin	13%	22%

Research & Development	21,315	53,133
Stock-based compensation	(4,341)	(38,187)
Transaction, acquisition, and restructuring costs	(1)	—
Adjusted Research & Development	16,973	14,946

Selling & Marketing	29,547	35,366
Stock-based compensation	(2,825)	(18,688)
Transaction, acquisition, and restructuring costs	(347)	—
Adjusted Selling & Marketing	26,375	16,678

General & Administrative & Related Party Expense	44,068	103,835
Stock-based compensation	(9,012)	(89,612)
Transaction, acquisition, and restructuring costs	(6,612)	(1,954)
Adjusted General & Administrative & Related Party	28,444	12,269

Loss from Operations	(89,305)	(196,657)
Stock-based compensation	(17,559)	(164,962)
Transaction, acquisition, and restructuring costs	(7,066)	(1,954)
Adjusted loss from operations	(64,680)	(29,741)

	Three months ended March 31,
	2022	2021
	(in thousands)
Net loss	(76,896)	(191,775)
Stock-based compensation expense	17,559	164,962
Change in fair market value of warrant and earn-out contingent liabilities	(13,190)	—
Transaction, acquisition, and restructuring costs	7,066	1,954
Adjusted net loss	(65,461)	(24,859)

	Three months ended March 31,
	2022	2021
	(in thousands)
Net loss	$ (76,896)	$ (191,775)
Interest expense, net (1)	781	702
Depreciation and amortization	5,803	4,902
Stock-based compensation expense	17,559	164,962
Transaction and acquisition costs (2)	4,337	1,954
Restructuring costs (3)	2,729	—
Change in fair market value of warrant and earn-out contingent liabilities (4)	(13,190)	—
Other income (5)	—	(5,584)
Adjusted EBITDA	$ (58,877)	$ (24,839)
__________________
(1)Represents the total of interest expense related to our finance leases and interest-bearing loans and interest income on money market funds. This also includes the unused line fee and amortization of deferred transaction costs related to the loan and security agreement entered into with Silicon Valley Bank.
(2)Represents professional service costs incurred in connection with pursuing the business combination transaction that did not meet the requirement for capitalization in 2021. In the first quarter of 2022, this represents professional service costs incurred in connection with the Acquisition transaction, which include due diligence and legal costs.
(3)Represents costs incurred for restructuring activities, which include severance packages offered to impacted employees and third party consulting costs incurred in the first quarter of 2022.
(4)Represents the change in fair market value of the liabilities associated with our public warrants and private placement warrants and the earn-out shares issuable under the terms of the merger agreement related to our business combination with CMLS.
(5)For the three months ended March 31, 2021, primarily consists of funding received under the CARES Act Provider Relief Fund.